             MANUFACTURING and CONSULTING SERVICES AGREEMENT
     THIS  Manufacturing and Consulting Agreement ("Agreement")  is  made and entered into by and between MCDONALD TECHNOLOGIES INTERNATIONAL, INC., a Texas corporation having its principal office at 2434 McIver
Lane, Carrollton, Texas 75006, ("McDonald Technologies"), and CURTIS MATHES MARKETING CORPORATION, a corporation having its principal office at  10911  Petal  Street, Dallas, Texas 75238, U.S.A. ("Curtis  Mathes").
This Agreement states the terms and conditions which shall govern the manufacture by McDonald Technologies and the purchase by Curtis Mathes of certain models of its uniView Set-top Units ("Product"), and which shall govern consultation provided by McDonald Technologies on the overall Product project (the "uniView Project").
1.   Services Provided
  (a)  Curtis Mathes will design and develop the Product.
  (b) McDonald Technologies will manufacture and deliver to Curtis Mathes, certain models of the Product, on a contract basis as evidenced by periodic purchase orders.
  (c)  Pursuant to the consulting agreement outlined below, Curtis Mathes may obtain McDonald Technologies' advice concerning overall management and coordination of the uniView Project.
2.   Definitions:  The following definitions shall apply for all purposes of this Agreement:
  (a) "Critical Defect" shall mean a defect that has caused or is reasonably likely to cause a significant injury to persons or to property because of a hazardous or unsafe condition to individuals using or maintaining the Product.
  (b) "Major Defect" shall mean a defect other than Critical Defect that renders the Product unusable or significantly reduces the reliability or quality of performance.
  (c) "Minor Defect" shall mean a defect that is neither a Critical Defect nor a Major Defect which is not likely to materially reduce the usability of the Product, but does result in some slight deterioration in quality or appearance.
  (d)  "Shipment" shall mean finished Product which is or may be delivered at one time to Curtis Mathes or its designee.
  (e) "uniView" shall mean the Curtis Mathes trademark associated with the functionality of a universal communication appliance with the capability of making the television set the information and entertainment center for the household, the features of which include, without limitation, access to the Internet, telephony, e-mail, and fax capabilities, as well as enhanced interaction between the owner and television programming. This functionality is provided to the owner by a stand alone set-top unit (the Product covered by Part 1 of this Agreement) or through such an appliance built into a television set, and by Internet support services (the "Backroom") delivered through connection of the appliance to a Curtis Mathes Internet Service Provider (ISP) network.
  (f) "uniView Project" shall mean the combination of all of the activities necessary to bring uniView to market.
                     Part 1:  Product Manufacturing
3.   Quantity and Orders:
  (a) McDonald Technologies agrees to manufacture, according to Curtis Mathes' specifications, units of Product, the quantity of which shall be determined by each duly executed purchase order ("Purchase Orders"), for Curtis Mathes according to the following standards: 0.0% Critical Defect (safety) Acceptable Quality Level (AQL), 1.5% Major Defect AQL, and 4.0% Minor Defect AQL, tested in accordance with the sampling procedures in MIL STD 105 Level II.
  (b) Curtis Mathes agrees to pre-purchase the inventory required to produce the Product at such time and under such terms as the parties may mutually agree.
  (c) Purchase and delivery of Product shall be made pursuant to separate purchase orders issued to McDonald Technologies by Curtis Mathes. Each purchase order shall be non-cancelable except as described in paragraph
     (d) of Article 11 hereof, shall be in writing and shall indicate the price, quantities, shipping schedules and such other terms of sale as may be mutually agreed ("Purchase Orders"), and shall be effective only upon written acceptance by McDonald Technologies.
  (d)  Unless the parties otherwise agree in writing, Curtis Mathes agrees to provide, at least sixty (60) days prior to each month-end delivery date, (the "Proposed Delivery Date"), a by-model, by-month estimate of anticipated orders for the ensuing 12-month delivery period (the "Forecast").
4. Production Unit Prices: Production unit prices will be based on actual material costs plus mutually negotiated material overhead rates and labor rates per unit, all as evidenced by each written Purchase Order signed by the parties. Payment on production units shall be due ten (10) days after receipt of invoices by Curtis Mathes. Curtis Mathes shall be responsible for pre-payment of agreed material liabilities. Invoices of finished Product will be net of prepaid material costs and negotiated prepaid overhead.
5.   Shipment and Delivery:
  (a) Curtis Mathes and its designated consultants will provide information to McDonald Technologies, including specifications, bills of material, and schematics, which will enable McDonald Technologies to make reasonable efforts to strive for the best possible Delivery Date for Product, based on the date of receipt of final design, specifications, and bills of material.
  (b) The final production and delivery schedule for Product will be determined by mutual agreement of the parties upon finalization of the Product design, as evidenced by a Purchase Order.
(c)  All sales of Product shall be FOB McDonald Technologies' warehouse and Curtis Mathes will make all freight arrangements.
(d)  McDonald Technologies shall exercise reasonable commercial efforts to have available for Curtis Mathes on or before each Proposed Delivery
Date the Product specified in the Purchase Order for such delivery date.
(e)  Curtis Mathes shall use reasonable commercial efforts to ship or take delivery of such finished Product on or about the Proposed Delivery
Date.
6.   Paragraph deleted.
7.    Serialization and Labeling:  McDonald Technologies shall  apply  to each Product manufactured under this Agreement the Curtis Mathes' brand name, model number designated by Curtis Mathes, serial number and F.C.C. identifier, as coordinated between the parties. McDonald Technologies shall also apply to all applicable shipping cartons, a label indicating the Curtis Mathes' brand name, model number, serial number and other pertinent information. The serial number will be such as will enable
  determination  of  the actual date of production of  each  unit.   Each
  shipping invoice shall contain the serial numbers for the finished Product shipped under that invoice.
8.    Printed  Materials:   All  printed  materials,  including,  without
  limitation, the Product Operator's Manual and Warranty Materials, shall be prepared by Curtis Mathes or at its direction and timely provided to McDonald Technologies in sufficient quantities to be packed in the carton with each unit of the Product.
9.    Trademarks:   No proprietary or other rights with  respect  to  the
  trademarks, trade names or brand names of either party is conferred upon the other party by this Agreement, either expressly or by implication.
10.  Product Liability:
  (a) Insurance: Effective at the first delivery of Product under this agreement, each party shall obtain and maintain, at its own expense, product liability insurance in a responsible insurance company or companies licensed to do business in the State of Texas and rated A+XII or better in Best's Insurance Guide, with broad form vendor's endorsement naming the other party as additional insured, with a combined single limit (including bodily injury and/or property damage) in at least the amount of $1,000,000 each occurrence/$2,000,000 aggregate with each policy naming the other party as a co-insured. Insurance obtained by McDonald Technologies shall cover manufacturing defects in the Product; all Product design defects shall be covered by insurance obtained by Curtis Mathes. Evidence of renewals, changes, or termination of product liability insurance will require ten (10) days written notice to the other party. Each party shall timely furnish the other with certificates of insurance and evidence of renewals. This provision in no way modifies either parties' obligation to indemnify the other as set forth hereunder.
  (b)  Indemnification:
       (1) McDonald Technologies shall indemnify and hold harmless Curtis Mathes against any and all causes of action, claims, demands, losses, expenses, damages and judgments incurred (a) as a result of a  workmanship defect in the Product, made by McDonald Technologies, and  (b)  as a result of injury or death to any person or damage  to any property which results or is alleged to have resulted from defective workmanship in the Product or the use or servicing of the Product by Curtis Mathes in accordance with McDonald Technologies'
     instructions.   McDonald Technologies shall be responsible  for  the
     defense  of all such actions, causes, claims and demands as well  as any  resulting expenses, damages and judgments.  Curtis  Mathes,  at its option, shall have the right to jointly defend such cause of actions, claims and demands and to participate in the settlement of the same. Curtis Mathes will cooperate with all reasonable requests relating to the defense of the same and McDonald Technologies will not allow any consent judgment entered against Curtis Mathes without prior written consent. McDonald Technologies shall keep Curtis Mathes fully apprised of the current status of each cause of action, claim or demand upon Curtis Mathes' request.
           (2) Curtis Mathes shall indemnify and hold harmless McDonald Technologies against any and all third party causes of action, claims, demands, losses, expenses, damages and judgments incurred
     (a) as a result of any design defects in the Product, and (b) as a result of injury or death to any person or damage to any property which results or is alleged to have resulted from defective design in  the  Product or the use or the installation or the servicing  of the Product by Curtis Mathes independent of McDonald Technologies. Curtis Mathes shall be responsible for the defense of all such actions, causes, claims and demands as well as the expenses, damages and judgments. McDonald Technologies, at its option, shall have the right to jointly defend such cause of actions, claims and demands
     and  to  participate  in  the  settlement  of  the  same.   McDonald
     Technologies will cooperate with all reasonable requests relating to the defense of the same and McDonald Technologies will not allow any consent judgment entered against McDonald Technologies without prior
     written  consent.   Curtis Mathes shall keep  McDonald  Technologies
     fully  apprised of the current status of each cause of action, claim or demand upon McDonald Technologies' request.
  (c)   Patent Indemnity:  Each party represents and warrants that it has the authority to use any patented property used in the manufacture of the
     Product.   Each party shall defend at its own expense, any  suit  or
     proceeding brought against the other so far as based on a claim that any goods, or the normal use thereof, furnished under this Agreement constitute any infringement of any patent of the United States or any foreign country, if such patent is provided by such indemnitor party, and if such indemnitor party is notified promptly in writing and given authority, information and assistance for the defense of same, and such indemnitor party shall pay all damages and costs awarded therein against the other party.
11.  Incoming Inspection:
  (a) If any Shipment of Product inspected hereunder does not meet the standard of 0.0% Critical Defect (safety) Acceptable Quality Level ("AQL"), 1.5% Major Defect AQL, and 4.0% Minor Defect AQL in accordance with the sampling procedures in MIL STD 105 Level II, Curtis Mathes shall notify McDonald Technologies within seven (7) days after the completion of its inspection of its rejection of the units of Product comprising the inspected Shipment. Said inspection shall be completed within twenty-one
     (21) days after arrival at Curtis Mathes' designated location.
  (b) Within fifteen (15) days of receipt of Curtis Mathes' notice of rejection of such units by reason of their defects, and after McDonald Technologies has had an opportunity to inspect the Product Shipment to verify the defects, McDonald Technologies shall, at its sole option and election, advise Curtis Mathes that it will: (i) repair the units within thirty (30) days of notice, at McDonald Technologies' expense, at the place designated by mutual agreement of both parties, subject to the availability of parts, or (ii) reimburse Curtis Mathes its reasonable, actual cost to repair said units, provided, however, said reimbursement shall not exceed the unit price of Product, or (iii) accept return and replacement of the units, pursuant to a Return Material Authorization ("RMA") issued by McDonald Technologies, at McDonald Technologies' expense.
  (c)  If, after notice of rejection and McDonald Technologies' opportunity to inspect, the parties agree that a Shipment contains a Critical Defect, it may be returned to McDonald Technologies at McDonald Technologies' expense. McDonald Technologies shall then repair such Critical Defect, and deliver the Product freight prepaid to Curtis Mathes within thirty
     (30) days from receipt of such returned Product.
  (d) Curtis Mathes, without cost, has the right to terminate this Agreement by sending a sixty (60) days prior written notice, except for Product already delivered and accepted, as well as such Product, raw materials and parts as mentioned hereinbelow, in the event defective Product in three (3) consecutive Shipments exceeds the Critical Defect or Major Defect AQL provided hereinabove. Paragraph (b) and (c) of Article 26 hereof shall apply to such termination.
12. Epidemic Failure and Warranty: In the event that units of a particular Product model containing the same Critical Defect or Major Defect in workmanship discovered within eighteen (18) months of the date of  manufacture shall exceed three percent (3%) of the  total  of  such
  Product  manufactured  within  a  particular  calendar  year,  McDonald
  Technologies shall, at its sole option, remedy such defects,  by:   (1)
  repairing such units, (2) replacing such units, (3) crediting Curtis Mathes for such units at the contract unit price, or (4) reimbursing Curtis Mathes for its reasonable expense including labor and materials in correcting such defect. McDonald Technologies reserves the right to inspect allegedly defective Product. Curtis Mathes shall notify McDonald Technologies of any claim of such Critical Defect or Major Defect within thirty (30) days after discovery of such part or component in the same application.
13.  Servicing and Spare Parts:
  (a) Servicing for Product shall be the responsibility of Curtis Mathes, except in circumstances set out in Article 11 above (Incoming Shipment Rejection).
  (b) Spare parts for Product will be supplied to Curtis Mathes on a commercial basis according to Curtis Mathes' written Purchase Order. Complete and current spare parts lists, including prices, as identified in a bill of materials, will be furnished to Curtis Mathes (i) prior to the first delivery of Product, and (ii) periodically, as such lists are
     updated.   Payment for spare parts shall be made in accordance  with
     Article  4  hereof.   Price of spare parts  shall  be  FOB  McDonald
     Technologies' dock.
  (c) All spare parts for Product remaining on hand after the date of the last delivery of Product to Curtis Mathes shall belong to Curtis Mathes if all of McDonald Technologies' invoices with respect to such parts have been paid. Such parts shall include, without limitation, electrical parts, cosmetic parts, assembled parts such as printed circuit board and mechanism parts, and parts exclusively needed for Product.
14.   Governmental Regulations:  Curtis Mathes shall, with the assistance of  McDonald  Technologies, ensure that all Product complies  with  all
  applicable   United  States  federal,  state  and  local   governmental
  requirements including, without limitation, the requirements of the Federal Communications Commission ("FCC"), Department of Health and Human Services ("DHHS"), and Underwriters Laboratories ("UL") if elected, and/or any applicable association certification on all Product for which standards for sales operation, consumption and performance guidelines have been established.
15.    Changes:    The  parties  may  mutually  agree  upon  commercially
  reasonable changes in Product specifications at any time in order to improve reliability, quality or safety, or to comply with applicable laws, or to adapt to changes in materials or component sources and any such change shall be reflected in a duly executed Purchase Order.
                      Part 2:  Consulting Services
16. Consulting Services: McDonald Technologies agrees to act as a consultant and to advise Curtis Mathes with respect to the coordination of services provided to the uniView Project by any other third parties, including without limitation, coordination with Acorn, negotiating technical impacts upon feasibility and functionality of the Product, and other services as provided in Exhibit "A" attached hereto.
17.  Time of Essence:  Both Parties acknowledge and agree that time is of the essence in the timely introduction of uniView to market.  Each party has agreed to use commercially reasonable efforts to deliver the necessary services required to complete the Product.
18. Compensation and Expenses: McDonald Technologies shall be paid in accordance with the rate and in the manner reflected in previous invoices which have been submitted to, and paid by, Curtis Mathes for all consulting services rendered and expenses incurred prior to the execution of this Agreement.  All payments received by McDonald Technologies prior to  the  execution of this Agreement have been for consulting  services only.
19. Equipment: Except for services that must be performed on or with Curtis Mathes' equipment, McDonald Technologies shall provide the equipment used in performing the services described in this Agreement
20.   Communication  and Reports:  Communication may be written  or  oral
  between   McDonald   Technologies'  representatives,   Curtis   Mathes'
  representatives, and any other third party contributing to the uniView Project. McDonald Technologies shall have access to and the authority to communicate with all other third parties contributing to the uniView Project. On Curtis Mathes' request, McDonald Technologies shall prepare any reports or other written documents that are reasonable or mutually agreed upon.
21.   Meetings:   McDonald Technologies and Curtis  Mathes  shall  attend
  weekly program review meetings as may be mutually agreed and scheduled.
22.   Noncompetition:  McDonald Technologies agrees that, during the term of this Agreement, McDonald Technologies shall not engage or participate in any competitive consulting activity relating to uniView, either directly or indirectly, as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity.
23.  Ownership of Patent, Design, and Copyright:
  (a)  With respect to all consulting services in connection with uniView and pursuant to this Agreement, McDonald Technologies makes no claim to
     (i) all intellectual property including, without limitation, all ideas and concepts contained in computer programs and software, documentation or other literature or illustrations that are conceived, developed, written, or contributed by McDonald Technologies; (ii) all rights in all works prepared by McDonald Technologies, including patent rights and copyrights applicable to any of the intellectual property described above, which shall constitute "works made for hire" for purposes of copyright law; (iii) any and all Inventions made, developed, perfected, devised, conceived or reduced to practice by McDonald Technologies as a result of the consulting services performed by McDonald Technologies in connection with uniView and pursuant to this Agreement; and (iv) any and all original works of authorship (and all copyrights therein) created by McDonald Technologies as a result of the consulting services performed by McDonald Technologies in connection with uniView pursuant to this Agreement.
  (b) McDonald Technologies agrees that any and all of the intellectual property described above ("Intellectual Property") is the sole property of Curtis Mathes, and McDonald Technologies hereby assigns and agrees to assign to Curtis Mathes, its successors and assigns, any and all of McDonald Technologies right, title, and interest in and to any and all such Intellectual Property. McDonald Technologies will, at any time during the term of this Agreement or thereafter, upon reasonable request and without further compensation therefor, but at no expense to McDonald Technologies, do all lawful acts reasonably required by Curtis Mathes, including the execution of papers and oaths and the giving of testimony, that in the reasonable opinion of Curtis Mathes, its successors and assigns, may be necessary or desirable to assign any claim of ownership in the Intellectual Property to Curtis Mathes.
(c) McDonald Technologies shall ensure that each and every one of its representatives, employees, and agents have signed and are bound by a separate agreement containing provisions substantially similar to, and consistent with, those contained hereinabove and contained in the Confidentiality and Nondisclosure Agreement between the parties dated
October 21, 1996 concerning access to and the treatment of confidential information, as defined therein, and concerning ownership and assignment of work products, inventions, and original works of authorship created by McDonald Technologies in connection with the performance of McDonald Technologies' duties pursuant to this Agreement or any other agreement with Curtis Mathes.  McDonald Technologies shall timely furnish Curtis
Mathes with copies of such signed agreements upon request.
24. Use of Copyrighted Materials: Each party hereto warrants to the other that any materials provided by one party for use by the other party pursuant to this Agreement shall not contain any proprietary material owned by any third party that is protected under the Copyright Act or any other similar law. Each party shall be solely responsible for ensuring that any materials it provides pursuant to this Agreement satisfy this requirement and each party hereto agrees to hold the other party harmless from all liability or loss to which such other party is exposed on account of such parties' failure to perform this duty.
                           General Conditions
25.  Term:  This Agreement shall be deemed to be effective as of December
  6, 1996 and shall remain in effect until the earlier of (a) termination by either party according to the terms hereof, or (b) fulfillment of the purposes of this Agreement; provided that, with respect to Product ordered during the term hereof, the provisions of this Agreement shall govern.
26.  Termination:
  (a)  This Agreement may be terminated by either party upon written notice to the other (i) in the event of a breach by the other party of any material term, condition or warranty of this Agreement and the failure to cure said breach within thirty (30) days after written notice thereof or within such other time as may be set forth in this Agreement, except that in the case of nonpayment by Curtis Mathes of any amounts owed to McDonald Technologies hereunder, (whether an invoice for Product, pre-payment of materials, or otherwise) such breach must be cured within twenty-one (21) days after written notice thereof; or (ii) at any time upon or after the filing by the other party of a petition in bankruptcy on insolvency, or upon or after any adjudication that the other party is insolvent, or after the filing by the other party of any petition or answer seeking reorganization, readjustment or arrangement of the business of the other party under any law relating to bankruptcy or insolvency, or upon or after the appointment of a receiver for all or substantially all the property of the other party, or upon or after the making by the other party of any assignment or attempted assignment for the benefit of creditors, or upon or after the institution of any proceedings for the liquidation or winding up of the other party's business or for the termination of its corporate charter, or upon or after the making of any petition in bankruptcy, insolvency or for reorganization filed against said other party and not removed within ninety (90) days thereafter.
  (b) The termination or expiration of this Agreement shall not affect or impair the rights and obligations of either party regarding Product which is subject to a valid Purchase Order, nor relieve any party of any obligation or liability accrued under this Agreement prior to such termination or expiration; nor affect or impair the rights of either party arising under this Agreement prior to such termination or expiration.
  (c)   In the event of a breach of this agreement and failure timely  to cure as provided above, Purchase Orders accepted but not yet executed at the time of such termination may be canceled by either party, notwithstanding Article 3 hereof. However, if McDonald Technologies possesses finished Product manufactured under such Purchase Orders, at the time of such termination, Curtis Mathes shall accept and purchase such finished Product. McDonald Technologies shall make an outgoing inspection and confirm no Critical Defect or Major Defect before delivery of such finished Product. Curtis Mathes shall further accept and purchase all raw materials and parts which are to be exclusively used for Product for Curtis Mathes and which McDonald Technologies has, at the time of such termination, already arranged for procurement in accordance with Curtis Mathes' outstanding Purchase Orders. Curtis Mathes shall have no other liability to McDonald Technologies, and in particular Curtis Mathes shall not be liable for lost profits, overhead, incidental or consequential damages.
27.   Independent  Contractor:  McDonald Technologies shall  perform  its
  duties  under  this  Agreement as an independent contractor.   McDonald
  Technologies is not to be deemed an employee of Curtis Mathes, and shall
  not  have  or  claim any right arising from employee status.   McDonald
  Technologies has the sole discretion to determine the manner in which the
  consultation  services  are to be performed.   However,  Curtis  Mathes
  retains the right to exercise final judgment with respect to the ultimate development of the uniView Project and has responsibility for such development.
28.   Force  Majeure:   Neither McDonald Technologies nor  Curtis  Mathes
  shall be liable for delay or failure in the performance of its obligations under this Agreement arising from any of the following
  events:   (i)  fire, flood, earthquake, explosion or other  similar  or dissimilar act of God, strikes, lockouts, picketing and other labor disturbances, war (declared or undeclared) or other matter beyond the reasonable control of the party claiming benefit under this Article; or
  (ii) an act of governmental or quasi-governmental authorities or the United States or any political subdivision, department or agency thereof, or regulations or restrictions of law or of a court of competent jurisdiction; provided, however, that the party claiming benefit hereof shall resume performance promptly upon the removal of the cause for delay, and provided, further, that said party shall notify the other party promptly of the occurrence of said cause.
29. Notices: All notices required or permitted hereunder shall be in writing and shall be deemed duly given when personally delivered or sent by certified mail, return receipt requested, or by telecopy facsimile, immediately confirmed by letter posted as aforesaid, as follows:
To Curtis Mathes:   Curtis Mathes Marketing Corporation
                    10911 Petal Street
                    Dallas, Texas  75238
                    Attn:  Bill Park, Vice President, Chief Operating Officer
     To McDonald Technologies:     McDonald Technologies International, Inc.
                         2434 McIver Lane
                         Carrollton, Texas  75006
                         Attn:  David LaCava, Operations/Contracts Manager
and  to  the attorney for each party in respect of notices of  breach  of this Agreement, as follows:
     McDonald Technologies':       Cleve Clinton
                         Brown, McCarroll & Oaks, Hartline
                         300 Crescent Court, Suite 1400
                         Dallas, Texas  75201
     Curtis  Mathes Marketing Corporation: Billy J. Robinson, General Counsel
                              10911 Petal Street
                              Dallas, Texas  75238
or to such other address as either party or its attorney may hereafter designate in writing by like notice.
30.   Entire  Agreement, Amendments, and Modification:   Except  for  the
  Confidentiality and Nondisclosure Agreement between the parties dated October 21, 1996, and the consulting services currently being performed by McDonald Technologies (including but not limited to the services identified in the attached Exhibit A) which shall remain in full force and effect, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all
  previous  agreements or understandings made or had by the parties.   No
  addition to, deletion from, or modification of any of the provisions of this Agreement shall be binding upon the parties unless it is made in writing, references this Agreement and is signed by both parties. Both parties agree however, upon request of the other party, to review the financial, technical, and schedule status of the Product supply portion of this Agreement and to make such adjustments as may be required in good faith to accomplish the purposes of this Agreement.
31.   Applicable Law:  This Agreement shall be governed by and  construed in accordance with the laws of the State of Texas.
32. Delays and Waivers: All waivers under this Agreement shall be in writing. The delay or omission by Curtis Mathes or McDonald Technologies in exercising any right or remedy hereunder shall not be a waiver thereof or of any other right or remedy in the future.  All rights and remedies of Curtis Mathes and McDonald Technologies under and pursuant to this Agreement are cumulative.
33.   Secrecy:   Curtis Mathes and McDonald Technologies agree  that  the
  timing and content of any release of information to the public or other third parties with respect to this Agreement shall be only as mutually agreed in writing between the parties. McDonald Technologies hereby designates David LaCava as its representative to address all inquiries from third parties concerning this Agreement. Curtis Mathes hereby designates Neal J. Katz as its representative to address all inquiries from third parties concerning this Agreement.
     IN  WITNESS WHEREOF, each party hereto has caused this Agreement  to be executed by its duly authorized officer or representative to be effective as of December 6, 1996.
                         CURTIS MATHES MARKETING CORPORATION
                         By:___/s/ Bill Park________________________
                                   Bill Park, Vice President
                                   Chief Operating Officer
                         MCDONALD TECHNOLOGIES INTERNATIONAL, INC.
                         By:____/s/  David LaCava__________________
                                   David LaCava
                                   Operations/Contract Manager

                               Exhibit "A"

Consulting Services:
     Consumer Electronics Show - McDonald Technologies will provide technical support in preparation for the consumer electronics show in
  January  1997.   This  will  consist of preparation  of  product,  both
  television and set-top box, and actual booth setup and support  at  the show.
     Other Trade Shows - McDonald Technologies will provide technical support as required by Curtis Mathes at other trade shows during the term of this agreement.
     Design/Program Management - McDonald Technologies will provide technical interface and communications between various subcontractors involved in the hardware design. McDonald Technologies will deal directly with other Curtis Mathes subcontractors as required to work producibility issues.
     Backbone Hardware Design and Installation - McDonald Technologies will provide independent verification and validation of the backbone hardware design and installation.
      uniView  Specification  -  McDonald  Technologies  will  draft   a
  specification for the uniView product. McDonald Technologies will also assist in the modification and updating of this document as it changes throughout the course of uniView development and production.

     Software Issues - McDonald Technologies will provide technical assistance as required in the coordination and development of software for uniView.
     Sales Demos - McDonald Technologies will help to produce "semi-functional sales demonstration" units for pre production demonstrations.
    DLP TV - McDonald Technologies will provide necessary design and producibility engineering for DLP television development
    Document Review - McDonald Technologies will Review all documents produced by other parties contracted on the uniView project for adherence to the uniView spec.
    Production Engineering - McDonald Technologies will do all necessary production engineering necessary to bring the uniView product to development.